Exhibit 99.3

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

	AIXIN LIFE INTERNATIONAL INC	AIXIN SHANGYAN HOTEL	Pro forma Adjustments		Pro forma Combined

ASSETS

Current Assets
Cash and cash equivalents	$7,638,444	$7,404	$(1,406,281)	{b}	$6,239,567
Accounts receivable, net	-	24,521			24,521
Accounts receivable, related party	-	60,015			60,015
Other receivables and prepaid expense	35,090	131,743			166,833
Advance to suppliers	157,338	-			157,338
Prepaid taxes	-	2,156			2,156
Inventory	147,074	206,777			353,851

Total Current Assets	7,977,946	432,616	(1,406,281)		7,004,281

Non-Current Assets
Plant, property and equipment, net	60,393	312,813			373,206
Intangible assets, net	-	3,807			3,807
Security deposits	-	91,578			91,578
Operating lease right-of-use assets	59,289	1,846,931			1,906,220

Total Non-Current Assets	119,682	2,255,129	-		2,374,811

Total Assets	$8,097,628	$2,687,745	$(1,406,281)		$9,379,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	38,964	231,695	(231,695)	{a}	38,964
Unearned revenue	2,746	285,577	(285,577)	{a}	2,746
Taxes payable	209,829	-			209,829
Accrued expenses and other payables	510,811	272,161	(272,161)	{a}	510,811
Loan from third parties	-	455,562	(455,562)	{a}	-
Operating lease liabilities	35,019	631,982			667,001
Advance from related parties	101,929	1,356,649	(1,356,649)	{a}	101,929

Total Current Liabilities	899,298	3,233,626	(2,601,644)		1,531,280

Non-Current Liabilities
Operating lease liabilities - noncurrent	24,270	1,214,949			1,239,219

Total Non-Current Liabilities	24,270	1,214,949			1,239,219

Total Liabilities	923,568	4,448,575	(2,601,644)		2,770,499

Stockholders’ Equity
Common stock	500	-			500
Additional paid in capital	11,208,650	152,207	1,195,363	{a}{b}	12,556,220
Statutory reserve	151,988	-			151,988
Accumulated deficit	(4,743,009)	(1,849,812)			(6,592,821)
Accumulated other comprehensive loss	555,931	(63,225)			492,706

Total Stockholders’ Equity	7,174,060	(1,760,830)	1,195,363		6,608,593

Total Liabilities and Stockholders’ Equity	$8,097,628	$2,687,745	$(1,406,281)		$9,379,092

See accompanying notes to pro forma combined financial statements

F-1

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	AIXIN LIFE INTERNATIONAL INC	AIXIN SHANGYAN HOTEL	Pro forma Adjustments	Pro forma Combined

Revenue
Products	$203,294	$-		$203,294
Advertising	494,864	-		494,864
Hotel revenue	-	352,247		352,247
Total revenues, net	698,158	352,247		1,050,405

Operating costs and expenses
Cost of goods sold	135,659	-		135,659
Hotel operating costs	-	518,505		518,505
Selling expenses	53,194	71,585		124,779
General and administrative expenses	194,250	82,200		276,450
Stock-based compensation	92,885	-		92,885

Total operating costs and expenses	475,988	672,290		1,148,278

Income (loss) from operations	222,170	(320,043)		(97,873)

Non-operating income (expenses)
Interest income	1,218	8		1,226
Other income	160	21,782		21,942
Other expenses	(1,846)	-		(1,846)

Total non-operating income (expenses), net	(468)	21,790		21,322

Income (loss) before income tax	221,702	(298,253)		(76,551)

Income tax expense	-	-		-

Net income (loss)	$221,702	$(298,253)		$(76,551)

Other comprehensive items
Foreign currency translation (loss)	(32,609)	9,212		(23,397)

Comprehensive income (loss)	$189,093	$(289,041)		$(99,948)

Earnings (loss) per share	$0.00	$-		$(0.00)

Weighted average shares outstanding	49,999,891	-		49,999,891

See accompanying notes to pro forma combined financial statements

F-2

AIXIN LIFE INTERNATIONAL, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED DECEMBER 31, 2020

	AIXIN LIFE INTERNATIONAL INC	AIXIN SHANGYAN HOTEL	Pro forma Adjustments	Pro forma Combined

Revenue
Products	$580,712	$-		$580,712
Advertising	1,870,343	-		1,870,343
Hotel revenue	-	1,074,151		1,074,151
Total revenues, net	2,451,055	1,074,151		3,525,206

Operating costs and expenses
Cost of goods sold	224,675	-		224,675
Hotel operating costs	-	1,537,307		1,537,307
Selling expenses	244,200	116,564		360,764
General and administrative expenses	802,556	164,466		967,022
Provision for bad debts	13,624	22,227		35,851
Stock-based compensation	371,540	-		371,540

Total operating costs and expenses	1,656,595	1,840,564		3,497,159

Income (loss) from operations	794,460	(766,413)		28,047

Non-operating income (expenses)
Interest income	537,580	31		537,611
Other income	28,924	82,398		111,322
Other expenses	(3,326)	(5,121)		(8,447)

Total non-operating income, net	563,178	77,308		640,486

Income (loss) before income tax	1,357,638	(689,105)		668,533

Income tax expense	340,127	-		340,127

Net income (loss)	$1,017,511	$(689,105)		$328,406

Other comprehensive items
Foreign currency translation (loss)	437,059	(86,642)		350,417

Comprehensive income (loss)	$1,454,570	$(775,747)		$678,823

Earnings per share	$0.02	$-		$0.01

Weighted average shares outstanding	65,609,450	-		65,609,450

See accompanying notes to pro forma combined financial statements

F-3

AIXIN LIFE INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - INTRODUCTION

On May 25, 2021, Aixin Life International, Inc (“Aixin Life” or the “Company”) entered into an Equity Transfer Agreement with Chengdu Aixin Shangyan Hotel Management Co., Ltd (“Aixin Shangyan Hotel”), and its two shareholders Quanzhong Lin and Yirong Shen (“Transferor”) (of which, Quanzhong Lin, is also the Chairman and President and major shareholder of Aixin Life). Pursuant to the Agreement (the “Hotel Purchase Agreement”), Aixin Life agreed to purchase 100% ownership of Aixin Shangyan Hotel from Mr. Lin and Ms. Shen. Eighty percent of the equity of Aixin Shangyan Hotel is owned by Mr. Lin. The balance is owned by Ms. Shen. Under the terms of the Hotel Purchase Agreement, Aixin Life agreed to purchase all of the outstanding equity of Aixin Shangyan Hotel for a purchase price of RMB 7,598,887, or approximately $1,164,598, (“Transfer Price”). The Transfer Price will be reduced by an amount equal to any amounts paid or distributed by Aixin Shangyan Hotel to the Transferor after December 31, 2020 and will be increased by an amount equal to any amounts contributed to Aixin Shangyan Hotel by the Transferor after December 31, 2020. The Transfer Price, as adjusted in accordance with this Section, is referred to as the “Adjusted Transfer Price.”

NOTE 2 - BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheets of the Company and Aixin Shangyan Hotel as if the Transactions had occurred on March 31, 2021. The unaudited pro forma combined statements of operations and comprehensive income for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of operations and comprehensive income (loss) of the Company and Aixin Shangyan Hotel, and have been prepared as if the Transactions had closed on January 1, 2020. The unaudited pro forma condensed combined financial statements have also been adjusted to give effect to pro forma events that are directly attributable to the Transactions, factually supportable and expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Both the Company and Aixin Shangyan Hotel are under common control and ownership.

The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of income and comprehensive income:

{a} Pursuant to the Hotel Purchase Agreement, the actual or potential creditor’s rights and debts of Aixin Shangyan Hotel prior to the date of equity transfer shall be owned and undertaken by the Transferor. After the transfer, the Transferor shall independently assume the liability for litigations or losses of Aixin Shangyan Hotel caused by the actual or potential debts prior to the date of equity transfer.

{b} Represents the proceeds made by Aixin Life based on the Adjusted Transfer Price. The Adjusted Transfer Price is based on the Transfer Price of $1,164,598, increased by $241,683 contributed to Aixin Shangyan Hotel by Mr. Lin during the three months ended March 31, 2021.

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